Exhibit 10.6

FOURTH AMENDMENT TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of March 15, 2019 (this “Fourth Amendment”), is made and entered into by and among HYDROFARM HOLDINGS LLC, a Delaware limited liability company (“Holdings”), HYDROFARM, LLC, a California limited liability company (“Hydrofarm”), EHH HOLDINGS, LLC, a Delaware limited liability company (“EHH”), and SUNBLASTER LLC, a Delaware limited liability company (“SunBlaster” and together with Hydrofarm and EHH, each, a “U.S. Borrower” and collectively, the “U.S. Borrowers”), HYDROFARM CANADA, LLC, a Delaware limited liability company (“Hydrofarm Canada”), EDDI’S WHOLESALE GARDEN SUPPLIES LTD., a British Columbia company (“Eddi”)) and SUNBLASTER HOLDINGS ULC, a British Columbia unlimited liability company (“Sunblaster Canada”; together with GSD and Eddi, each, a “Canadian Borrower” and collectively, the “Canadian Borrowers”; and together with U.S. Borrowers, each a “Borrower” and collectively, the “Borrowers” and together with Holdings and Hydrofarm Canada, each an “Obligor” and collectively the “Obligors”), and BANK OF AMERICA, N.A., a national banking association, as administrative agent (in such capacity, “Agent”) for the financial institutions from time to time party to the Loan Agreement described below (collectively, the “Lenders” and each individually a “Lender”) and the Lenders signatory hereto.

R E C I T A L S

WHEREAS, the Obligors, Agent, and the Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of November 8, 2017 (as has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which, among other things, Lenders agreed, subject to the terms and conditions set forth in the Loan Agreement, to make certain loans and other financial accommodations to Borrowers.

WHEREAS, Holdings, Hydrofarm Canada, and Agent are parties to that certain Amended and Restated Guaranty, dated as of November 8, 2017 (as has been or may be amended, restated, supplemented or others modified from time to time, the “Guaranty”), pursuant to which Holdings and Hydrofarm Canada unconditionally guaranteed Borrowers’ prompt and full performance of their Obligations under the Loan Agreement and the other Loan Documents.

WHEREAS, the Obligors have requested that the Lenders and the Agent amend the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        Definitions. Unless otherwise defined herein, each capitalized term used herein shall have the meaning ascribed thereto in the Loan Agreement.

SECTION 2.               Amendments to Loan Agreement.

(a)           New Definition. The following definitions are hereby added to Section 1.1 of the Loan Agreement in alphabetical order:

Fourth Amendment: that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of March 15, 2019 by and among, each Obligor, Lenders and Agent.

Fourth Amendment Availability Block: $2,500,000.

Fourth Amendment Effectiveness Date: March 15, 2019.

Sponsor Group: collectively, means Hawthorn Equity Partners, Broadband Capital Investments, Serruya Private Equity, Peter Wardenburg and their affiliates, and shareholders that have designated their voting rights to any of the Sponsor Group.

(b)          Amended Definitions. The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated to read in their entirety as follows:

Applicable Margin: (i) with respect to Canadian Prime Rate Revolver Loans, Canadian Base Rate Revolver Loans and U.S. Base Rate Revolver Loans, 2.00% and (ii) with respect to Canadian BA Rate Revolver Loans, Canadian LIBOR Revolver Loans and U.S. LIBOR Revolver Loans, 3.00%.

Canadian Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve with respect to Canadian Borrowers; (b) the Rent and Charges Reserve related to the locations of Canadian Borrowers; (c) the Canadian Bank Product Reserve; (d) all accrued Royalties, then due and payable by Canadian Borrowers; (e) the aggregate amount of liabilities secured by Liens upon the ABL Priority Collateral of Canadian Borrowers that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (f) the Dilution Reserve applicable to the Accounts of Canadian Borrowers; (g) the Canadian Priority Payables Reserve; (h) a reserve equal to all accounts payable of Canadian Borrowers which are more than 90 days past due, excluding any such past due accounts payable to be paid in accordance with a contractual payment schedule with a vendor so long as the Canadian Borrowers comply with such payment schedule; and (i) such additional reserves, in such amounts and with respect to such matters related to Canadian Obligors, as Agent in its Permitted Discretion may elect to impose from time to time.

Canadian Borrowing Base: on any date of determination, the Dollar Equivalent amount equal to the lesser of (a) (i) the aggregate Canadian Revolver Commitments, minus (ii) the Canadian Availability Reserve; or (b) the sum of (i) the Canadian Accounts Formula Amount, plus (ii) the Canadian Inventory Formula Amount, minus (iii) the Canadian Availability Reserve.

Change of Control: (a) Holdings ceases to own and control, beneficially and of record, directly or indirectly, all of the Equity Interests in a Borrower or any other Obligor; (b) Hydrofarm Holdings Group, Inc. ceases to own and control, beneficially and of record, directly or indirectly, all of the Equity Interests in Hydrofarm Investment Corp.; (c) Hydrofarm Investment Corp. ceases to own and control, beneficially and of record, directly or indirectly, all of the Equity Interests in Holdings; (d) Sponsor or any Co-Investor ceases to directly or indirectly own and control, beneficially and of record, Equity Interests of Hydrofarm Holdings Group, Inc. representing at least 50.1% of the voting power and at least 50.1% of the economic interest represented by the Equity Interests of Hydrofarm Holdings Group, Inc. held by Sponsor or such Co-Investor, respectively, on the Fourth Amendment Effectiveness Date; (e) the Sponsor Group shall cease, for any reason, to have, collectively, the right or ability by voting power, contract or otherwise to, directly or indirectly, elect or designate for election a majority (in number and in voting power) of the members of the board of directors, board of managers or similar governing body of Hydrofarm Holdings Group, Inc.; (f) any “change of control” (or similar term) under the Term Loan Facility, the Term Loan Documents or any Subordinated Debt, while outstanding, shall have occurred; or (g) Hydrofarm Holdings Group, Inc. shall become a direct or indirect Subsidiary of any Person.

EBITDA: for any period, determined on a consolidated basis for Holdings and its Subsidiaries, Consolidated Net Income for such measurement period, plus, (a) to the extent deducted from Consolidated Net Income for such period and without duplication:

(i)	Consolidated Interest Expense for such period,

(ii)	Consolidated Amortization Expense during such period,

(iii)	Consolidated Depreciation Expense during such period,

(iv)	Consolidated Tax Expenses paid or accrued during such period and, without duplication, the amount of any Tax Distributions made in cash during such period,

(v)	non-recurring fees and expenses paid in cash in connection with Existing Acquisition, this credit facility, the Loan Documents and the Term Loan Facility, in an aggregate amount (for all periods in the aggregate) not to exceed $6,000,000,

(vi)	any non-cash losses arising from the sale of capital assets during such period,

(vii)	extraordinary non-cash losses with respect to such period (other than with respect to the write-downs of Accounts or Inventory),

(viii)	the aggregate amount of management fees and reimbursement and indemnification payments accrued or paid to Sponsor or its Affiliates for such period prior to the Waiver and Third Amendment Effective Date, to the extent such payments are permitted to be paid or accrued pursuant to the terms hereof and of the Management Agreement;

(ix)	transaction fees, costs, and expenses incurred in connection with Permitted Acquisitions (whether or not consummated) in an aggregate amount not to exceed (x) $750,000 in any twelve-month period that includes the Closing Date Acquisition and the closing of this Agreement and (y) $500,000 in any twelve-month period that does not include the Closing Date Acquisition and the closing of this Agreement,

(x)	to the extent actually reimbursed in cash from insurance proceeds, the amount of expenses for such period with respect to any business interruption,

(xi)	non-recurring costs and expenses incurred between the Initial Closing Date and the second anniversary thereof in connection with the integration and implementation of streamlining and efficiency strategies; provided, that, (i) the anticipated cost saving benefits of such costs and expenses are (x) reasonably identifiable, factually supportable and certified in writing by a Senior Officer of Borrower Agent, and (y) reasonably expected by Borrowers to be realized within 12 months following such operational initiative, and (ii) the aggregate amount of such costs and expenses do not exceed $2,500,000 (for all periods in the aggregate),

(xii)	other non-recurring fees and expenses approved by Agent in its Permitted Discretion so long as, and only to the extent that, such other non-recurring fees and expenses are similarly being added to “Consolidated EBITDA” under the Term Loan Facility pursuant to clause (a)(xii) of the definition of “Consolidated EBITDA” set forth in the Term Loan Facility,

(xiii)	fees, costs and expenses incurred solely in connection with the Revolving Loan Forbearance Agreements and the Term Loan Forbearance Agreements, including forbearance fees, legal fees and expenses, fees and expenses paid to consultants, accountants and other professionals, but excluding the cost of any audits, appraisals or examinations required under this Agreement,

(xiv)	fees, costs and expenses incurred solely in connection with the Waiver and Third Amendment and the Term Loan Waiver and Third Amendment, including amendment fees, legal fees and expenses, fees and expenses paid to consultants, accountants and other professionals,

(xv)	fees, costs and expenses incurred solely in connection with the Fourth Amendment and the Term Loan Fourth Amendment, including amendment fees, legal fees and expenses, fees and expenses paid to consultants, accountants and other professionals; provided, that such amount (together with the amounts under clause (xvi) below) shall not exceed the aggregate amount of $2,000,000,

(xvi)	the amount of business restructuring charges and fees, costs and expenses incurred between January 1, 2019 and December 31, 2019; provided, that such amount (together with the amounts under clause (xv) above) shall not exceed $2,000,000 in the aggregate, and minus, (b) to the extent included in Consolidated Net Income for such period and without duplication,

(i)	any non-cash gains arising from the sale of capital assets during such period,

(ii)	any non-cash gains arising from the write-up of assets (other than with respect to Accounts or Inventory), and

(iii)	any non-cash extraordinary gains during such period.

Permitted Acquisition: any Acquisition by an Obligor (other than Holdings) or a Subsidiary as long as (a) Agent has provided its prior written consent thereto; (b) the Acquisition is consensual; (c) the assets, business or Person being acquired is useful or engaged in the business of Obligors and Subsidiaries or reasonably related thereto, is located or organized within the United States, and had pro forma positive EBITDA for the 12 month period most recently ended; (d) no Debt or Liens are assumed or incurred, except as permitted by Sections 10.2(a)(vi), 10.2(a)(ix) and 10.2(b)(x); (e) Agent, on behalf of the Secured Parties, shall have received (or shall receive in connection with the closing of such Acquisition) a perfected security interest (having the priority set forth in the Intercreditor Agreement) in all Property (including, without limitation, Equity Interests) acquired with respect to Person being acquired in accordance with the terms hereof; (f) such Acquisition shall be permitted under the Term Loan Facility; and (g) Borrower Agent delivers to Agent, at least ten Business Days prior to the Acquisition, copies of all draft material agreements relating thereto and a certificate, in form and substance reasonably satisfactory to Agent, stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements, and on the date that is at least three days prior (or such shorter period agreed to in writing by Agent in its sole discretion) to the Acquisition, copies of all material documents in final form.

Restricted Investment: any Investment by an Obligor or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Sections 10.2(a) and 10.2(g); (d) Permitted Acquisitions; (e) Investments consisting of bank deposits in the Ordinary Course of Business; (f) Investments consisting of contributions of capital or asset transfers to Borrowers or Guarantors, so long as no Change of Control occurs as a result thereof; (g) Investments by way of Revolver Loans permitted by Section 10.2(g); (h) Investments consisting of securities of account debtors received pursuant to a plan of reorganization of such account debtor or in connection with the settlement of such accounts; (i) Investments consisting of securities or instruments received pursuant to a disposition of assets permitted hereby; and (j) the Existing Acquisition, Asset Acquisitions and, upon the satisfaction of the Share Acquisition Conditions, the Share Acquisition.

Revolver Termination Date: June 1, 2019 which shall be extended to June 30, 2019 if prior to June 1, 2019, Agent receives (x) a fully executed commitment letter for the benefit of Borrowers in form and substance satisfactory to Agent, which reflects a commitment by a third party lender to provided financing to Borrowers subject to customary closing conditions and (y) written confirmation from the Term Loan Agent that the terms of such commitment letter constitute a Permitted Refinancing Revolving Loan Facility; provided, however, that, in each case, if such date is not a Business Day, the Revolver Termination Date shall be the immediately preceding Business Day.

Specified Distributions: dividend and distribution payments made by the Obligors (other than Holdings) to Holdings, for further concurrent distribution to the members of Holdings (other than distributions or dividends permitted pursuant to clause (a) or (c) of the definition of Permitted Distributions), in each case subject to the prior written consent of Agent.

U.S. Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve with respect to U.S. Borrowers; (b) the Rent and Charges Reserve related to the locations of U.S. Borrowers; (c) the U.S. Bank Product Reserve; (d) all accrued Royalties, then due and payable by a U.S. Obligor; (e) the aggregate amount of liabilities secured by Liens upon the ABL Priority Collateral of U.S. Borrowers that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (f) the Dilution Reserve applicable to the Accounts of U.S. Borrowers; (g) a reserve equal to all accounts payable of U.S. Borrowers which are more than 90 days past due, excluding any such past due accounts payable to be paid in accordance with a contractual payment schedule with a vendor so long as the U.S. Borrowers comply with such payment schedule; and (h) such additional reserves, in such amounts and with respect to such matters related to U.S. Obligors, as Agent in its Permitted Discretion may elect to impose from time to time.

U.S. Borrowing Base: on any date of determination, an amount equal to the lesser of (a) (i) the aggregate U.S. Revolver Commitments, minus (ii) Canadian Revolver Usage, minus (iii) the U.S. Availability Reserve, minus (iv) the Fourth Amendment Availability Block, or (b) the sum of (i) the U.S. Accounts Formula Amount, plus (ii) the U.S. Inventory Formula Amount, plus, minus (iii) Canadian Revolver Usage; minus (iv) the U.S. Availability Reserve, minus (v) the Fourth Amendment Availability Block.

(c)           Financial Covenants. Section 10.3 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

10.3       Financial Covenants. As long as any Revolver Commitments or Obligations are outstanding, Obligors shall:

(a)          commencing with the measurement date of November 30, 2018, maintain EBITDA measured monthly as of the last day of each month on a period to date basis for the period commencing on November 1, 2018 for each measurement date occurring on or before October 31, 2019 and on a trailing 12-month basis thereafter, to be no less than the amounts set forth in the table below:

Month Ending	Minimum EBITDA
(amounts in parenthesis
are negative)
November 30, 2018	($2,455,000)
December 31, 2018	($3,515,000)
January 31, 2019	($4,166,000)
February 28, 2019	($4,507,000)
March 31, 2019	($3,925,000)
April 30, 2019	($2,972,000)
May 31, 2019	($2,384,000)
June 30, 2019	($2,185,000)
July 31, 2019	($1,942,000)
August 31, 2019	($1,537,000)
September 30, 2019	($1,356,000)
October 31, 2019	($853,000)
November 30, 2019	$335,000
December 31, 2019	$1,832,000

(d)          New Affirmative Covenant. The following is hereby added to the Loan Agreement as Section 10.1(n):

(n)         Lender Calls. At Agent’s request, the Obligors’ senior management shall, and shall cause its financial advisors (if any) to, hold monthly conference calls or in-person meetings with the Agent and the Lenders during which (i) the Obligors’ senior management shall, and shall cause any financial advisor to, provide the Agent with a reasonably detailed update of the Obligors’ operations and financial position and (ii) the Agent and the Lenders shall be permitted to ask questions of, and to obtain any requested information from the Obligors’ senior management and the any financial advisor with respect to the Obligors’ operations and financial position.

(e)          Restrictions on Payment of Certain Debt. Clauses (ii), (iv) and (v) of section 10.2(h) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

(ii)        Term Loan Obligations except (A) any such payments (other than voluntary prepayments, which are governed by clause (B) below) to the extent such payments are not prohibited from being paid pursuant to the terms of the Intercreditor Agreement and (B) voluntary prepayments upon the Agent’s prior written consent;

(iv)        Borrowed Money (other than the Obligations, Subordinated Debt, the Term Loan Obligations or the Permitted Affiliate Sub Debt), except (A) required payments under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent), (B) payments in an aggregate amount not to exceed $500,000 in any Fiscal Year or (C) other payments to the extent Agent has provided its prior written consent thereto; and

(v)         Earnout Obligations to the extent Agent has provided its prior written consent thereto.

SECTION 3.             Amendment to Schedule 1.1. Schedule 1.1 to the Loan Agreement is replaced with Schedule 1.1 attached hereto.

SECTION 4.              Amendment to Term Loan/Entry of Side Letter.

(a)          Lenders and the Agent hereby consents to the entry by the Obligors into that certain Amendment No. 4 to Credit Agreement, dated March 15, 2019, among the Term Loan Agent, each Term Loan Lender, and the Obligors, in the form attached hereto as Exhibit A (the “Term Loan Amendment No. 4”).

(b)           For all purposes of the Loan Agreement, the other Loan Documents and the Intercreditor Agreement (including, without limitation, Section 10.1(l) of the Loan Agreement), Agent and the Lenders hereby (i) consent to the entry by the Obligors, the Term Loan Agent, Hydrofarm Holdings Group, Inc. and Hydrofarm Investment Corp. into that certain Side Letter Agreement, dated as of the date hereof (the “Term Loan Side Letter Agreement”), (ii) the consummation of each of the transactions contemplated by the Term Loan Side Letter Agreement, and (iii) acknowledge that the Obligors shall not be required to comply with the provisions of Section 10.1(l) of the Loan Agreement in connection with any of the matters or transactions described in the Term Loan Side Letter Agreement.

SECTION 5.             Term Loan Voluntary Prepayment. Borrowers have informed Agent and Lenders that U.S. Borrower intends to make a voluntary prepayment of the Term Loan in the amount of $3,000,000. Pursuant to the Waiver and Third Amendment, no voluntary prepayments of the Term Loan may be made without the prior consent from Agent and Lenders. Agent and Lenders hereby consent to the voluntary prepayment of the Term Loan so long as (i) such prepayment is made by no later than March [__], 2019, (ii) the aggregate amount of the prepayment does not exceed $3,000,000, (iii) to entire amount of such prepayment is applied to the principal balance of the Term Loan, (iv) no Default or Event of Default exists immediately before or after giving effect to such prepayment, and (v) contemporaneous with such prepayment, Borrower receives an equity contribution from Holdings with the net proceeds of such equity contribution not to be less than the aggregate amount of the prepayment of the Term Loan. Nothing in this Fourth Amendment shall be construed to (i) constitute a waiver with respect to any other default or non-compliance by the Obligors with respect to the Loan Documents; or (ii) impair any right or remedy that the Agent or Lenders may now have or may have in the future under or in connection with any default or non-compliance under any Loan Document.

SECTION 6.             Amendment Fee. An amendment fee in the amount of $100,000 (the “Fourth Amendment Fee”) shall be fully earned by the Agent and the Lenders and non-refundable as of the Fourth Amendment Effective Date, and shall be paid by the Obligors on the Fourth Amendment Effective Date as a U.S. Base Rate Loan pursuant to Section 4.1(a)(ii) of the Loan Agreement.

SECTION 7.             Conditions Precedent. This Fourth Amendment shall become effective and be deemed effective as of the date when, and only when, all of the following conditions have been satisfied as determined in the Agent’s sole discretion:

(a)          the Agent shall have received an executed counterpart of this Fourth Amendment duly executed by each of the Obligors and each of the Lenders;

(b)          the Term Loan Agent and each Term Loan Lender shall have entered into the Term Loan Amendment No. 4 and the Obligors shall have delivered a certified copy of such Term Loan Amendment No. 4 to the Agent and each of the Lenders, and such Term Loan Amendment No. 4 shall be in form and substance acceptable to the Agent;

(c)           all representations and warranties contained in this Fourth Amendment shall be true and correct in all material respects, except to the extent such representations and warranties speak as to an earlier date, in which case the same are true, correct and complete as to such earlier date;

(d)          no Default or Event of Default shall have occurred and be continuing under the Loan Agreement or any of the other Loan Documents; and

(e)           the Obligors shall have paid all costs and expenses of the Agent (including legal fees and expenses) for which summary invoices have then been delivered to Obligors (which delivery of such summary invoices shall not constitute or result in a waiver of any right or privilege).

SECTION 8.              Representations and Warranties. Each of the Obligors, jointly and severally, represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Lenders and the Agent that:

(a)         this Fourth Amendment and each other agreement to be executed and delivered in connection herewith has been duly authorized, executed and delivered by all necessary action on the part of each Obligor which is a party hereto or thereto and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the Fourth Amendment Effective Date and the agreements and obligations of Obligors contained herein and therein constitute (or when executed and delivered, will constitute) legal, valid and binding obligations of Obligors enforceable against them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium, or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles;

(b)          neither the execution, delivery and performance of this Fourth Amendment nor the consummation of any of the transactions contemplated hereby or thereby (i) are in contravention of any applicable law or any indenture, agreement or undertaking to which any Obligor is a party or by which any Obligor or its property is bound, or (ii) violates any provision of the certificate of incorporation, certificate of formation, by-laws, operating agreement or other governing documents of such Obligor;

(c)           no consent of any person or entity (including, without limitation, any of its equity holders or creditors), and no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Fourth Amendment;

(d)          as of the date hereof and after giving effect to this Fourth Amendment, each of the representations and warranties of the Obligors set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties speak as to an earlier date, in which case the same are true, correct and complete as to such earlier date; and

(e)          no Default or Event of Default exists under the Loan Agreement or any of the other Loan Documents.

SECTION 9.             Acknowledgment and Reaffirmation Each Obligor, jointly and severally, hereby acknowledges, agrees, confirms, reaffirms and stipulates:

(a)           (x) to the validity, legality and enforceability of each of the guarantees of the Obligations set forth in the Loan Documents; (y) that the reaffirmation of each of the guarantees of the Obligations set forth in the Loan Documents is a material inducement to the Lenders and the Agent; and (z) that it has no defense to the enforcement of each of the guarantees of the Obligations set forth in the Loan Documents and its obligations under each such guarantee shall remain in full force and effect until all the Obligations have been paid in full;

(b)          (x) to the validity, legality and enforceability of each of the Agent’s Liens on the assets and property of each of the Obligors pursuant to the Loan Documents; (y) that the reaffirmation of each of the Agent’s Liens is a material inducement to the Lenders and the Agent; and (z) that it has no defense to the enforcement of each of the Agent’s Liens, and the Agent’s Liens shall remain in full force and effect until all the Obligations have been paid in full;

(c)          that each Obligor hereby waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims, and causes of action of any kind or nature which he has asserted, or might assert, against any Lender, the Agent or any of their respective subsidiaries or affiliates, or any of the past, present or future officers, directors, contractors, employees, attorneys or agents of any Lender, the Agent or any such subsidiary or affiliate, which in any way relate to or arise out of the Obligations, the Agent’s Liens or any of the Loan Documents;

(d)          that each Obligor consents to the execution and delivery of this Fourth Amendment and agrees and acknowledges that the liability of each Obligor under each of the Loan Documents, and the existence, creation, perfection or enforceability of any of the Agent’s Liens, shall not be diminished in any way by the execution and delivery of this Fourth Amendment or by the consummation of any of the transactions contemplated hereby or thereby;

(e)          that all notices required under the Loan Documents to be given by the Lenders or the Agent have been given by the Lenders or the Agent or validly waived, including, without limitation, all notices of default, and all rights and/or opportunities to cure related thereto have expired or lapsed;

(f)           except as expressly set forth herein, neither any Lender nor the Agent has agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents;

(g)          no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each Obligor, each Lender and the Agent; and

(h)          the execution and delivery of this Fourth Amendment has not established any course of dealing between the parties hereto or created any obligation or agreement of any Lender or the Agent with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents.

SECTION 10.             Ratification; Waiver of Defenses; Indemnity and Release.

(a)          Ratification. The Loan Documents remain in full force and effect and are hereby ratified and affirmed by each of the Obligors. Each of the Obligors, jointly and severally, (i) confirms and agrees that it is truly and justly indebted to the Lenders and the Agent in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever; and (ii) reaffirms and admits the validity and enforceability of the Loan Documents.

(b)         Release.

(i)         Each of Obligors, jointly and severally, on behalf of itself and each of its Subsidiaries and affiliates, hereby waives, releases and discharges each Lender and the Agent, and all of the directors, officers, employees, attorneys, agents, successors and assigns of each Lender and the Agent, from any and all claims, demands, actions, causes of action, damages, costs, expenses and liabilities, known or unknown, anticipated or unanticipated, suspected or unsuspected, asserted or unasserted, fixed, contingent or conditional, at law or in equity, arising out of or in any way relating to the Loan Documents or any documents, agreements, dealings or other matters connected with the Loan Documents, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, any actions, dealings or matters occurring on or prior to the date hereof. The waivers, releases, and discharges in this Section 10 shall be effective on the Fourth Amendment Effectiveness Date regardless of any other event that may occur or not occur after the date hereof.

(ii)        It is the intention of each Obligor that this Fourth Amendment and the release set forth above shall constitute a full and final accord and satisfaction of all claims that may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, each Obligor, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Fourth Amendment and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. Each Obligor on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(iii)       Each Obligor, on behalf of itself and each other Releasor, waives and releases any rights or benefits that it may have under Section 1542 to the full extent that it may lawfully waive such rights and benefits, and each Obligor, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver.

(iv)       Each Obligor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(v)        Each Obligor agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute, and unconditional nature of the release set forth above.

(vi)      The waivers, releases, and discharges in this Fourth Amendment shall be effective on the Fourth Amendment Effectiveness Date regardless of any other event that may occur or not occur after the date hereof.

(c)            Indemnity. In furtherance of its Obligations under Section 14.2 of the Loan Agreement, each of the Obligors, jointly and severally, agrees to further defend, protect, indemnify and hold harmless each Lender and the Agent and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable fees, costs and expenses of outside counsel) incurred by such Indemnitees, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the execution or performance or enforcement of this Fourth Amendment, any other Loan Document or any other document executed in connection with the transactions contemplated by this Fourth Amendment; or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto. This indemnity shall survive the repayment of the Obligations and the discharge of the liens granted under the Loan Documents.

(d)           No Waiver. This Fourth Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a (other than as set forth in Section 6) waiver, modification or forbearance of, any term or condition of any of the Loan Documents or a waiver of any Default or Event of Default under any of the Loan Documents, whether or not known to a Lender or the Agent, or (ii) to prejudice any right or remedy which a Lender or the Agent may now have or have in the future under or in connection with the Loan Documents or any of the instruments or agreements referred to therein. The Loan Documents shall continue in full force and effect and are hereby ratified and confirmed.

(e)           Waiver of Defense. The Obligors, jointly and severally, agree that each Lender and the Agent has no obligation to enter into any amendment or modification of the terms and provisions of any Loan Document, and any of the same shall be within the sole discretion of each Lender and the Agent. Each of the Obligors, jointly and severally, acknowledge and agree, as a condition of the Lenders and the Agent entering into this Fourth Amendment, that it shall not raise any claim, cause of action or defense based upon any allegations of failure of any Lender or the Agent to do or agree to do any of the foregoing, or failure of any Lender or the Agent to negotiate in good faith to accomplish any of the same.

(f)            Waiver of Jury Trial Right and Other Matters. BORROWERS AND THE OTHER OBLIGORS EACH HEREBY WAIVES (i) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS FOURTH AMENDMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY, WHICH WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE; (ii) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATIONS OR ANY COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY LENDER PARTY ON WHICH BORROWERS OR ANY OTHER OBLIGOR MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER SUCH LENDER PARTY MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL, THE OTHER COLLATERAL OR ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY LENDER PARTY TO EXERCISE ANY OF THEIR RESPECTIVE RIGHTS AND REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS AND ALL RIGHTS WAIVABLE UNDER ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE; (v) ANY RIGHT BORROWERS OR ANY OTHER OBLIGOR MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE ANY LENDER PARTY TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL, OTHER COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWERS OR ANY OTHER OBLIGOR UNTIL TERMINATION OF THE AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWERS, AND BY ANY PERSON WHO PROVIDES FUNDS TO BORROWERS THAT ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING ANY OR ALL OF THE LENDER PARTIES FROM ANY LOSS OR DAMAGE ANY SUCH PARTY MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY SUCH LENDER PARTY FROM BORROWERS, OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS AND RELEASING AND INDEMNIFYING, IN THE SAME MANNER AS DESCRIBED IN SECTION 9 OF THIS FOURTH AMENDMENT, THE RELEASEES FROM ALL CLAIMS ARISING ON OR BEFORE THE DATE OF SUCH TERMINATION STATEMENT; AND (vi) NOTICE OF ACCEPTANCE HEREOF, AND BORROWERS AND THE OTHER OBLIGORS EACH ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT’S AND THE OTHER LENDER PARTIES’ ENTERING INTO THIS FOURTH AMENDMENT AND THAT SUCH PARTIES ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH BORROWERS AND THE OTHER OBLIGORS. BORROWERS AND THE OTHER OBLIGORS EACH WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS FOURTH AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g)           Alternative Dispute Resolution under California Law.

(i)            The reference provisions of this Section 9(g) will be applicable only if the jury trial waiver set forth in Section 9(f) hereof is declared invalid or unenforceable and the Agent determines in its sole discretion to proceed as set forth in this Section 9(g).

(ii)            Other than (I) nonjudicial foreclosure of security interests in real or personal property, (II) the appointment of a receiver, or (III) the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law), each controversy, dispute or claim (each, a “Disputed Claim”) between any or all of the parties hereto arising out of or relating to the Loan Documents, which Disputed Claim is not settled in writing within 30 days after the “Claim Date” (the date on which a party subject to the Loan Documents gives written notice to the other parties that a Disputed Claim exists), will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor sections (“CCP”), which shall constitute the exclusive remedy for the resolution of any Disputed Claim concerning the Loan Documents, including whether the Disputed Claim is subject to the reference proceeding. Except as set forth in this Section 9(g), the parties hereto waive the right to initiate legal proceedings against each other concerning such Disputed Claims. Venue for these reference proceedings will be in the courts of the State of California sitting in Los Angeles County or such other venue as the parties may agree (the “Court”).

(iii)           In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act § 1280 through § 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

SECTION 11.               No Novation; Reservation of Rights.

(a)           No Novation. This Fourth Amendment is not intended to be, and shall not be deemed or construed to be, a satisfaction, reinstatement, novation, or release of the Loan Documents or any of the Obligations. Neither this Fourth Amendment nor any payments made or other actions taken pursuant to this Fourth Amendment shall be deemed to cure any defaults under any of the Loan Documents, it being the intention of the parties hereto that all Obligations are and shall remain payable in accordance with the terms and conditions of the Loan Agreement and this Fourth Amendment.

(b)           Reservation of Rights. Subject to Section 6, each Lender and the Agent reserves the right, in their sole discretion, to exercise any or all rights or remedies under the Loan Documents, applicable law and otherwise as a result of any Events of Default, arising under the Loan Documents that may be continuing on the Fourth Amendment Effectiveness Date or any Default or Event of Default arising under the Loan Documents that may occur after the Fourth Amendment Effectiveness Date, and neither any Lender nor the Agent has waived any of such rights or remedies and nothing in this Fourth Amendment, and no delay on any Lender’s or the Agent’s part in exercising such rights or remedies, should be construed as a waiver of any such rights or remedies.

(c)           Notwithstanding anything to the contrary set forth herein, nothing in this Fourth Amendment shall prohibit, restrict or otherwise limit the right or ability of any Lender or the Agent to take any actions that a Lender or the Agent may take under the Loan Documents, at law, in equity or otherwise to preserve and protect any assets or properties of any Obligor that are subject to the Agent’s Liens or the interests (including the Agent’s Liens) of the Lenders and the Agent in any such assets or properties, including, without limiting the generality of the foregoing, (i) the filing of actions, or the defending of or intervention in actions (such as foreclosure proceedings) brought by any person or entity (including any Obligor), relating to any such assets or properties or the interests of the Lenders and the Agent therein, (ii) the sending of notices to any persons or entities concerning the existence of security interests or liens in favor of the Lenders and the Agent relating to any such assets or properties or (iii) the filing of financing statements, and the taking of any other required actions, to perfect or continue the perfection of the Agent’s Liens in such assets or properties.

(d)           The Obligors acknowledge and agree that it shall be an immediate Event of Default under the Loan Documents if (i) any Obligor fails to comply with, or otherwise breaches, any of the obligations or undertakings of such Obligor set forth in this Fourth Amendment or (ii) any representation or warranty of any Obligor set forth herein fails to be true and correct in all respects.

SECTION 12.             Further Assurances. Each Obligor hereby agrees that each Obligor shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Lenders or the Agent may reasonably request to effectuate the purposes and terms of this Fourth Amendment and each of the other Loan Documents, including, without limitation, any such instruments, assignments, conveyances or other documents as the Lenders or the Agent reasonably requests to perfect or continue the Agent’s Liens on any assets or properties of any Obligor.

SECTION 13.            Counterparts. This Fourth Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Fourth Amendment by telecopier or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

SECTION 14.             Successors and Assigns. The provisions of this Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 15.             Severability. If any provision of this Fourth Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Fourth Amendment in any jurisdiction.

SECTION 16.             Governing Law. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. ANY DISPUTE ARISING OUT OF OR CONCERNING THE TERMS OF THIS FOURTH AMENDMENT SHALL BE RESOLVED IN A COURT OF COMPETENT JURISDICTION LOCATED IN NEW YORK COUNTY, NEW YORK, USA, WHICH SHALL BE THE EXCLUSIVE FORUM FOR THE RESOLUTION OF ANY SUCH DISPUTE.

SECTION 17.             Expenses. The Obligors, joint and severally, agree to pay, or reimburse, the Agent for all expenses incurred in connection with the preparation and negotiation of this Fourth Amendment and related agreements and instruments and the transactions contemplated hereby, including, but not limited to, the fees and expenses of counsel to the Agent.

SECTION 18.             Miscellaneous. The parties hereto shall, at any time and from time to time following the execution of this Fourth Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Fourth Amendment.

SECTION 19.              Headings. Section headings in this Fourth Amendment are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Fourth Amendment.

SECTION 20.             Entire Agreement. This Fourth Amendment embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreement and understandings relating to the subject matter hereof. All prior statements, representations and warranties, if any, of any Lender or the Agent in respect of the subject matter hereof, and all prior drafts of this Fourth Amendment, are totally superseded and merged into this Fourth Amendment, which represents the final and sole agreement of the parties hereto with respect to the matters which are the subject hereof. Each of the Obligors hereby acknowledges and agrees that the execution and delivery of this Fourth Amendment has not established any course of dealing between the parties hereto.

[The remainder of this page left blank intentionally]

IN WITNESS WHEREOF, this Fourth Amendment has been executed and delivered as of the date set forth above.

OBLIGORS:	HYDROFARM HOLDINGS LLC,
a Delaware limited liability company

	By:	/s/ Peter Wardenburg
	Name:	Peter Wardenburg
	Title:	Manager

Address:	210 Shields Court
Markham, ON L3R 8V2 Canada
Attn:	Michael Serruya

HYDROFARM, LLC,
a California limited liability company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	President and Chief Executive Officer

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

EHH Holdings, LLC,
a Delaware limited liability company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	Manager

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

SUNBLASTER LLC,
a Delaware limited liability company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	President

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

HYDROFARM CANADA, LLC,
a Delaware limited liability company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	President

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

SUNBLASTER Holdings ULC,
a British Columbia unlimited liability company

By:	/s/ Jeffrey Peterson
Name:	Jeffrey Peterson
Title:	Director

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

EDDI’S WHOLESALE GARDEN SUPPLIES LTD.,
a British Columbia company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	President

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

AGENT AND LENDERS:	BANK OF AMERICA, N.A.,
as AGENT and LENDER

	By:	/s/ Matthew Van Steenhuyse
	Name:	Matthew Van Steenhuyse
	Title:	Senior Vice President

Address:
Bank of America, N.A.
333 S. Hope St, Suite 1900
Los Angeles, CA 90071
Attn: Matthew Van Steenhuyse
Facsimile: (877) 207-2581

BANK OF AMERICA, N.A. (acting through
its Canada branch),
as Canadian Lender

By:	/s/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

Address:
181 Bay Street, Suite 400
Toronto, ON, M5J 2V8
Attn: Sylwia Durkiewicz
Facsimile: (312) 453-4041

SCHEDULE 1.1

to

Amended and Restated Loan and Security Agreement

REVOLVER COMMITMENTS OF LENDERS

	U.S. Revolver	Canadian Revolver
Lender	Commitment	Commitment
Bank of America, N.A.	$45,000,000	$10,000,000	[1]

1 Canadian Revolver Commitment is a sublimit of the U.S. Revolver Commitment of Bank of America and is not in addition thereto. The Canadian Revolver Commitment is provided by Bank of America – Canada Branch.

EXHIBIT A

Term Loan Amendment No. 4